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                                                                      EXHIBIT 16

September 9, 1998

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20540

Ladies and Gentlemen:

We have read the third paragraph of the item titled "Experts" in the Form S-1 Registration Statement of Mannatech, Incorporated, filed with the Securities and Exchange Commission on September 9, 1998, and are in agreement with the statements contained therein.

Yours very truly,

BELEW AVERITT LLP

Dallas, Texas